As filed with the Securities and Exchange Commission on October 4, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TWO RIVERS WATER & FARMING COMPANY

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	700 (Primary Standard Industrial Classification Code Number)	13-4228144 (I.R.S. Employer Identification Number)

43025 S. Parker Road, Suite 140

Aurora, Colorado 42307

(303) 222-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wayne Harding

Chief Executive Officer

Two Rivers Water & Farming Company

3025 S. Parker Road, Suite 140

Aurora, Colorado 80014

(303) 222-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark L. Johnson

K&L Gates LLP

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 261-3100

Telecopy: (617) 261-3175

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]
			Emerging growth company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.0001 par value per share	$5,150,000	(1)	$641.18	(1)

(1)    Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 4, 2017

PRELIMINARY PROSPECTUS

$5,150,000

Common Stock

This prospectus relates to the resale by Spotfin Funding LLC, or Spotfin, from time to time of shares of common stock having a market price at issuance of $5,150,000. Spotfin may acquire the shares pursuant to an equity purchase agreement we entered into on September 14, 2017.

We are not selling any of the shares of common stock under this prospectus and will not receive any proceeds from the sale of these shares by Spotfin. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. Spotfin will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the shares.

Spotfin may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by Spotfin, see “Plan of Distribution” on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The common stock is quoted on the OTCQB under the symbol “TURV.” On October 3, 2017, the closing price of the common stock as reported on the OTCQB was $0.47. You are urged to obtain current market quotations for the common stock.

Our business and any investment in the common stock involve significant risks, as described in “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

Unless the context requires otherwise, references in this prospectus to “our company,” “our,” “us,” “we” and similar terms refer collectively to Two Rivers Water & Farming Company and our subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. Because the following is only a summary, it does not contain all of the information you should consider before investing in the common stock. You should carefully read this entire prospectus, including the risks set forth under “Risk Factors” and the other information incorporated by reference, before making an investment decision.

Our Company

Since 2009 we have invested in acquiring and developing irrigated farmland and associated water rights and infrastructure. We seek to use our land and associated water to create revenue streams. Our business currently consists of two core operations: (1) development and leasing of our water assets and (2) construction and leasing of greenhouses for cannabis growers.

Water

Since 2009 we have acquired strategic water assets and land in the Huerfano and Cucharas river basins in southeastern Colorado. We own a portfolio of water rights in the Arkansas River Basin that we obtained in connection with our purchases of irrigated farmland. Our water asset area spans over 1,900 square miles and drops in elevation from over 14,000 feet to 4,500 feet at the confluence of the Arkansas River, east of Pueblo, Colorado. We operate in a natural, gravity-fed water alluvial that is the last undeveloped basin along the front range of Colorado.

Water rights can be developed, managed, purchased and sold much like real property, and the seniority of water rights is a significant consideration when we acquire irrigated farmland. Water rights include the ability to divert stream flow, build a storage reservoir, pump ground water and create augmentation water supplies to offset depletions of water taken out of priority. Our current water rights produce a long-term average annual diversion of 15,000 acre-feet of water.

Based on an investigation conducted by our board of directors, we have identified opportunities to capitalize on water assets that we currently own or can acquire, in order to address serious storage and supply challenges faced by municipalities, ranches, farmlands and other commercial enterprises in the Arkansas River Basin. In order to address these opportunities, we have identified the following within the local communities we serve:

●	We will seek to address the need for municipal water storage.

●	We believe there are a variety of opportunities to lease, our water assets, both short term and long term.

●	We have identified underutilized land that, along with the water we own, that can be leased to agricultural operators, including growers of marijuana and hemp.

●	In January 2011, we entered into a water supply agreement to supply water resources for real estate development in Huerfano County, Colorado. In late 2017 we intend to commence development and legal processes required to begin delivering raw water to this development.

In February 2017 we formed a subsidiary, Water Redevelopment Company or Water Redev, to separate our water assets from the rest of our business and to facilitate raising capital solely for our water operations. Water Redev will develop and redevelop infrastructure for water management and delivery. As its first project, Water Redev plans to fully develop the Huerfano-Cucharas river basin in southeastern Colorado in order to manage the water contained therein for the benefit of our investors and our local community.

Greenhouses

With the legalization of recreational marijuana usage in Colorado in 2012, we identified the potential use of some of our farmland for lease to licensed marijuana growers. Presently over 80% of Colorado marijuana is grown in converted warehouses. Sophisticated growers understand that a warehouse production facility is not ideal for cannabis production. This has given rise to a strong demand for the use of greenhouse space for marijuana production. Early estimates show a greenhouse can produce at least twice the amount of product at less than 50% of the cost compared to warehouse production. However, there are only a limited number of counties in Colorado that allow for new greenhouse construction. Additionally, new construction of greenhouses needs to be tied to water supply. Pueblo County, where the majority of our land and associated water rights are located, allows for the lease of new greenhouse construction to marijuana growers.

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In May 2014 we formed a subsidiary, GrowCo, Inc. or GrowCo, to conduct our efforts to take advantage of the rapidly growing demand for marijuana, both medical and recreational, within the state of Colorado. GrowCo constructs state-of-the-art computer-controlled greenhouses for leasing to licensed marijuana growers and provides support and administrative services to those tenants. It is not, and will not be, a licensed marijuana grower or retailer. GrowCo currently operates in Colorado, but intends to expand its operations into other states.

Corporate Information

We were incorporated under the laws of the State of Colorado in December 2002. Our headquarters are located at 3025 S. Parker Road, Suite 140, Aurora, Colorado 80014, where our telephone number is (303) 222-1000. Our website address is www.2riverswater.com. The information contained on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Common stock offered by selling shareholder	Shares of common stock having a market price of $5,150,000, as determined at issuance.
Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.
Risk factors	You should read the “Risk Factors” section incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of common stock.
OTCQB symbol	“TURV”

Description of Equity Purchase Agreement with Selling Shareholder

On September 14, 2017, we entered into an equity purchase agreement, or the EPA, with Spotfin Funding LLC, or Spotfin. The shares of common stock offered by this prospectus consist of shares we may issue to Spotfin from time to time under the EPA:

●	Under the EPA we may, for a three-year period beginning on the date on which the Securities and Exchange Commission first declares effective the registration statement of which this prospectus forms a part, sell shares of common stock to Spotfin for a total purchase price of up to $5,000,000. The purchase price for a sale of shares under the EPA will, subject to exceptions set forth in the EPA, equal 85% of the lowest daily volume weighted average price of the common stock during a five trading-day period following the date on which we notify Spotfin that we desire to sell shares for an amount not greater than $250,000.

●	Additionally, we will pay a commitment fee of $150,000 due under the EPA by issuing shares of common stock to Spotfin from time to time upon Spotfin’s request. Each such request must specify the dollar amount of the then-unpaid commitment fee that Spotfin desires to receive, and we then will be obligated to issue to Spotfin a number of shares equal to the specified dollar amount divided by a recent closing price of the common stock (as determined under the EPA).

The foregoing summary description of the EPA does not purport to be complete and is qualified in its entirety by reference to the full text of the EPA, which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein.

There are substantial risks to investors as a result of our issuance of shares of common stock under the EPA. Resales by Spotfin of shares issued under the EPA may cause dilution to existing shareholders and may result in a significant decrease in the market price of the common stock. Moreover, any such price decrease would require us to issue increasing numbers of shares under the EPA if our stock price has not rebounded at the time that we make additional sales under the EPA. See “Risk Factors—Our sales of common stock under the EPA may result in significant decreases in our stock price and in dilution to existing shareholders,” as incorporated by reference in “Risk Factors” at page 3.

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RISK FACTORS

Investing in the common stock involves a high degree of risk. Before you decide to invest in the common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission, or SEC, from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of the common stock could decline, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, statements following the words “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus and incorporated by reference herein are based upon information available to us as of the date such statements are made and, while we believe such information forms a reasonable basis for such statements at the time made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements include, among other things, statements about:

●	the anticipated trends and challenges in our business;

●	our potential market opportunities and anticipated growth strategies;

●	regulatory developments in Colorado and the United States generally; and

●	other risks and uncertainties, including those referenced in “Risk Factors” above.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. We have included important factors in the cautionary statements incorporated by reference in this prospectus, particularly in “Risk Factors,” that could cause actual results or events to differ materially from our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit Spotfin Funding LLC, or Spotfin, to resell shares of common stock acquired from us as described in “Selling Shareholder.” We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from sales of shares by Spotfin.

Spotfin will pay any underwriting discounts and commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses it incurs in disposing of the shares covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares, including all registration and filing fees and fees and expenses of our counsel and accountants.

MARKET PRICE OF COMMON STOCK

Price Range

The common stock is traded on the OTCQB, an over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, or FINRA. Prior to that, there was no public market for the common stock. The common stock began trading on the OTC Bulletin Board on September 17, 2007 under the symbol “NVDF.” In connection with a change in our corporate name, the common stock began trading under the symbol “TURV” on October 13, 2010. As a result of changes in the over-the-counter market, on October 13, 2010, the common stock began trading on the OTCQB under the symbol “TURV.”

The following table sets forth the range of high and low bid quotations for the common stock during the periods indicated. The quotations were obtained from information published by FINRA and reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

	High	Low
2017
Fourth quarter (through October 3, 2017)	$0.48	$0.44
Third quarter	0.88	0.23
Second quarter	0.64	0.30
First quarter	0.81	0.51

2016
Fourth quarter	$1.02	$0.32
Third quarter	0.53	0.15
Second quarter	0.56	0.26
First quarter	0.73	0.38

2015
Fourth quarter	$0.78	$0.48
Third quarter	0.94	0.69
Second quarter	1.04	0.45
First quarter	0.68	0.50

On October 3, 2017, the last sale price of common stock on the OTCQB market was $0.47 per share. As of September 11, 2017, there were 257 holders of record.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities listed on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for common stock, and investors therefore may find it more difficult to sell their common stock.

DIVIDEND POLICY

We have never declared or paid cash dividends on the common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of the common stock in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on restrictions and other factors our board of directors may deem relevant, including our ability to generate positive cash flows from operations. Investors should not purchase the common stock with the expectation of receiving cash dividends.

stock ownership

Selling Shareholder

On September 14, 2017, we entered into an equity purchase agreement, or the EPA, with Spotfin Funding LLC, or Spotfin. The shares of common stock offered by this prospectus consist of shares we may issue to Spotfin from time to time under the EPA: Spotfin may sell all, some or none of the shares of common stock subject to this prospectus, in accordance with “Plan of Distribution” at page 7.

Under the EPA we may, for a three-year period beginning on the date on which the Securities and Exchange Commission first declares effective the registration statement of which this prospectus forms a part, sell shares of common stock to Spotfin for a total purchase price of up to $5,000,000. The purchase price for a sale of shares under the EPA will, subject to exceptions set forth in the EPA, equal 85% of the lowest daily volume weighted average price of the common stock during a five trading-day period following the date on which we notify Spotfin that we desire to sell shares for an amount not greater than $250,000.

Additionally, we will pay a commitment fee of $150,000 due under the EPA by issuing shares of common stock to Spotfin from time to time upon Spotfin’s request. Each such request must specify the dollar amount of the then-unpaid commitment fee that Spotfin desires to receive, and we then will be obligated to issue to Spotfin a number of shares equal to the specified dollar amount divided by a recent closing price of the common stock (as determined under the EPA).

To our knowledge, based on information provided by Spotfin, Spotfin does not beneficially own any shares of common stock as of September 28, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. In no event shall the number of shares issued to Spotfin under the EPA cause the aggregate number of shares of common stock beneficially owned by Spotfin to exceed 4.99% of the then-outstanding shares of common stock.

In the EPA we agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in accordance with the EPA. The EPA includes customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the EPA.

The foregoing summary description of the EPA does not purport to be complete and is qualified in its entirety by reference to the full text of the EPA, which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein.

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Spotfin has not had a material relationship with Two Rivers Water & Farming Company or any of its subsidiaries within the past three years, except as contemplated by the EPA.

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of common stock as of September 28, 2017, by:

●	each person, or group of affiliated persons, who is known by us to own beneficially more than five percent of the outstanding shares of common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

The following table lists the percentage of shares beneficially owned as of September 28, 2017, based on 32,524,221 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to shares of common stock. Shares of common stock subject to options currently exercisable or exercisable by November 17, 2017 (sixty days after September 28, 2017) are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnote to the below table, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Shareholder
John R. McKowen 456 Madison Street Denver, Colorado 80206	3,972,813	12.2%
Directors and Executive Officers
Wayne Harding(1)	1,204,518	3.4
Samuel Morris	466,435	1.3
Michael Harnish	221,786	*
James Cochran	406,502	1.1
T. Keith Wiggins	429,403	1.2
Christopher Bragg	140,787	*
William Gregorak	140,787	*
All directors and executive officers as a group (6 persons)(1)	2,869,431	8.6

*	Less than 1%.
(1)	Includes (a) 6,666 shares owned by an individual retirement account for the benefit of Mr. Harding’s spouse and (b) 296,429 shares that may be acquired by Mr. Harding pursuant to options vested as of November 27, 2017 (sixty days after September 28, 2017).

For purposes of the table above, the address of each of our directors and executive officers is in care of Two Rivers Water & Farming Company, 3025 S. Parker Road, Suite 140, Aurora, Colorado 80014.

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PLAN OF DISTRIBUTION

Spotfin may, from time to time, sell shares of common stock offered by this prospectus, which we refer to as the resale shares, either on the OTCQB or any other stock exchange, market or trading facility on which the common stock is then traded or in private transactions. These sales may be at fixed or negotiated prices. Spotfin may use any one or more of the following methods when selling the resale shares:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer attempts to sell resale shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal, for resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	sale of a specified number of resale shares at a stipulated price per share, as a broker-dealer may agree upon with Spotfin from time to time;

●	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted by applicable law.

Spotfin may sell resale shares in accordance with Rule 144 under the Securities Act of 1933, or the Securities Act, rather than under this prospectus.

Broker-dealers engaged by Spotfin may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Spotfin (or, if any broker-dealer acts as agent for the purchaser of resale shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

Spotfin, and any broker-dealer or agent that is involved in selling resale shares, may be deemed to be, an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such a broker-dealer or agent and any profit on the resale of the resale shares purchased by the broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. There is no underwriter (other than Spotfin and any broker-dealer or agent deemed to be an underwriter as described above) or coordinating broker acting in connection with the proposed sale of the resale shares by Spotfin. Spotfin has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute resale shares. In no event shall any broker-dealer receive fees, commissions and markups that, in the aggregate, would exceed eight percent (8%) of gross proceeds from a sale of resale shares.

Because Spotfin is an “underwriter” within the meaning of the Securities Act, it is subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

We have agreed to keep this prospectus effective until the earlier of (a) the date on which the resale shares may be resold by Spotfin without registration and without regard to any time, volume or manner limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect and (b) all of the resale shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Expenses; Indemnification

We will not receive any of the proceeds from the sale of resale shares by Spotfin and will bear all expenses related to the registration of this offering, but will not pay for any commissions, fees or discounts, if any, relating to the sale of resale shares by Spotfin. We have agreed to indemnify Spotfin against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this prospectus, Spotfin will not be able to effect transactions in the resale shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

Regulation M

We have informed Spotfin that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, or the Exchange Act, with respect to any purchase or sale of the common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the resale shares or any right to purchase the resale shares, for a period of one trading day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits Spotfin and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised Spotfin that it should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of common stock by Spotfin, and that there are restrictions on market-making activities by persons engaged in the distribution of the resale shares. Under Regulation M, neither Spotfin nor their agents may bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock while Spotfin is distributing resale shares. Regulation M may prohibit Spotfin from covering short sales by purchasing resale shares while the distribution is taking place, despite any contractual rights to do so under the EPA. We have advised Spotfin that it should consult with its own legal counsel to ensure compliance with Regulation M.

LEGAL MATTERS

The validity of the shares of common stock being offered is being passed upon for us by Faegre Baker Daniels LLP, Denver, Colorado.

EXPERTS

Eide Bailly LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Eide Bailly LLP’s report, given on their authority as experts in accounting and auditing

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

1.	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 30, 2017;

2.	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017, and the quarter ended June 30, 2017, filed with the SEC on August 11, 2017;

3.	our Current Reports on Form 8-K filed with the SEC on April 3, 2017, May 8, 2017, September 5, 2017 and September 12, 2017, September 20, 2017 and September 25, 2017; and

4.	any other filings we make pursuant to the Exchange Act after the date of filing the initial registration statement, excluding any filings that expressly state they are furnished and shall not be deemed to be “filed” for any purpose.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus, any prospectus supplement or any other subsequently filed document that is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

9

$5,150,000

Common Stock

PROSPECTUS

October 4, 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred by the selling shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholder in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

Amount
SEC registration fee	$641.18
Accounting fees and expenses	2,500.00
Legal fees and expenses	2,000.00
Miscellaneous fees and expenses	903.11
Total expenses	$6,044.29

Item 14. Indemnification of Directors and Officers.

Section 7-109-101 et seq. of the Colorado Business Corporation Act, or CBCA, empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstances and subject to certain exceptions.

A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding.

A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit.

Our restated articles of incorporation provide that we shall indemnify our directors, officers, employees, fiduciaries, and agents to the full extent permitted by Colorado law. Our restated articles of incorporation also provide that the indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

Section 7-108-402 of the CBCA provides for elimination of personal liability of directors of a Colorado corporation for monetary damages for breach of fiduciary duty as a director if so provided in the corporation’s articles of incorporation, except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director’s duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in Section 7-108-403 of the CBCA (relating to unlawful payment of dividend or unlawful stock purchase or redemption), or any transaction from which the director directly or indirectly derived an improper personal benefit. Our restated articles of incorporation provide that, to the fullest extent provided in the CBCA, our officers, directors, fiduciaries, and agents shall not be liable to us or our shareholders for monetary damages.

II-1

Section 7-109-108 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under the provisions of the CBCA. Our restated articles of incorporation contain a similar provision. We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of the common stock, and warrants, and other securities convertible into, or exchangeable or exercisable for, common stock, by us within the past three years that were not registered under the Securities Act. Included is the consideration, if any, we received for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed:

(1)	between June 2015 and July 2017 we issued a total of 295,376 shares of common stock upon conversions of preferred membership units of TR Capital Partners LLC;

(2)	between August 2016 and January 2017 we issued a total of 1,104,901 shares of common stock in return for cancellation of debt obligations in the aggregate amount of $352,236.93; and

(3)	between December 2016 and July 2017 we issued a total of 1,773,834 shares of common stock upon exercises of warrants for consideration aggregating $675,460.56.

The sales of unregistered securities described in paragraph (1) were deemed to be exempt from registration under the Securities Act in reliance on Section 3(a)(9). The sales of unregistered securities described in paragraphs (2) and (3) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation D.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Filing Date with SEC	Exhibit Number

3.1	Restated Articles of Incorporation of Two Rivers Water & Farming Company		10-K	March 25, 2013	3.1
3.2	By-laws of Two Rivers Water & Farming Company		10-K	March 25, 2016	3.1
4.1	Specimen certificate evidencing common stock	X
5.1	Opinion of Faegre Baker Daniels LLP	X
10.1	Agreement and Plan of Merger dated as of September 14, 2010 among Two Rivers Water & Farming Company, TRWC, Inc. and Two Rivers Basin, LLC		8-K	September 22, 2010	2.1
10.2	Form of Promissory Note of Two Rivers Water & Farming Company		8-K	April 3, 2012	10.1
	Relating to Purchase Agreement regarding Orlando Reservoir No. 2:
10.3a	Purchase Agreement dated as of September 22, 2010 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.2
10.3b	First Amendment dated as of October 14, 2010 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.3
10.3c	Second Amendment dated as of November 17, 2010 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.4
10.3d	Third Amendment dated as of November 19, 2010 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.5
10.3e	Fourth Amendment dated as of January 28, 2011 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.6
	Relating to acquisition of Orlando Membership Interest:
10.4a	Second Amendment dated as of September 7, 2011 among Orlando Reservoir No. 2 Company, LLC, Family Ranch Holdings, LLC, Two Rivers Water & Farming Company, TRWC, Inc., TRW Orlando Water Assets, LLC and Two Rivers Farms F-2, LLC		8-K	September 12, 2011	99.1
10.4b	Promissory Note dated as of September 7, 2011 of Orlando Reservoir No. 2 Company, LLC and TRW Orlando Water Assets, LLC issued to Family Ranch Holdings, LLC		8-K	September 12, 2011	99.2

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			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Filing Date with SEC	Exhibit Number

10.5	Purchase and Supply Agreement dated as of September 21, 2011 between Aurora Organic Farms, Inc. and Two Rivers Water & Farming Company		8-K	September 22, 2011	99.1
	Relating to acquisition of assets of Dionisio Produce & Farms:
10.6a	Master Agreement dated as of April 12, 2012 among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, Russell L. Dionisio, Two Rivers Farms, LLC and TRWC, Inc.		8-K	June 16, 2012	99.2
10.6b	First Amendment dated as of April 12, 2012 to Master Agreement among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, Two Rivers Farms, LLC and TRWC, Inc.		8-K	June 16, 2012	99.3
10.6c	Second Amendment dated as of April 12, 2012 to Master Agreement among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.4
10.6d	Third Amendment dated as of April 12, 2012 to Master Agreement among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.5
10.6e	Second Closing dated as of November 2, 2012 to Master Agreement among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, Russell L. Dionisio, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.6
10.6f	Assignment of Trademark dated as of November 2, 2012 among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC and TR Bessemer, LLC		8-K	June 16, 2012	99.7
10.6g	Bill of Sale dated as of November 2, 2012 among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.8
10.6h	Promissory Note dated as of November 2, 2012 of RR Bessemer, LLC issued to R&S Dionisio Real Estate and Equipment		8-K	June 16, 2012	99.9
10.6i	Assignment of Produce Contracts among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.10
10.6j	Lease Agreement dated as of November 2, 2012 among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.12

II-4

			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Filing Date with SEC	Exhibit Number

10.7	Series A Convertible Preferred Stock Purchase Agreement dated as of November 25, 2012 among Dionisio Farms & Produce, Inc., TRWC, Inc. and Investors		10-K	March 25, 2013	4.5
10.8	Conversion Agreement effective as of December 31, 2012 among Two Rivers Farms F-1, LLC, Two Rivers Water & Farming Company and Investors		10-K	March 25, 2013	4.6
10.9	Conversion Agreement effective as of December 31, 2012 among Two Rivers Farms F-2, LLC, Two Rivers Water & Farming Company and Investors		10-K	March 25, 2013	4.7
10.10	Conversion Agreement effective as of December 31, 2012 among Two Rivers Water & Farming Company and Investors		10-K	March 25, 2013	4.8
10.11	Commercial Lease Agreement dated as of August 29, 2014 between GrowCo, Inc. and Cool House Farms, LLC		8-K	September 4, 2014	10.1
10.12	Commercial Lease Agreement dated as of August 29, 2014 between GrowCo, Inc. and Mojo MJ, LLC		8-K	September 4, 2014	10.1
10.13	Real Estate Purchase Agreement dated as of September 16, 2014 between Two Rivers Water & Farming Company and Farmland Partners Inc.		8-K	September 18, 2014	10.1
	Relating to Financing of TR Capital Partners, LLC:
10.14a	Limited Liability Company Agreement dated as of January 31, 2014 among TR Capital Partners, LLC and the Members named therein		8-K	May 14, 2014	10.1
10.14b	Membership Interest Purchase Agreement dated as of January 31, 2014 among TR Capital Partners, LLC and the Investors named therein		8-K	May 14, 2014	10.2
10.14c	Exchange Agreement dated as of January 31, 2014 among TR Capital Partners, LLC, Two Rivers Water & Farming Company and the Holders named therein		8-K	May 14, 2014	10.2
	Relating to 2005 Stock Option Plan:
†10.16	2005 Stock Option Plan		10-K	March 25, 2016	10.16
	Relating to 2011 Long-Term Stock Plan:
†10.17a	2011 Long-Term Stock Plan		10-K	March 25, 2016	10.17
†10.17b	Form of Restricted Stock Unit Award Agreement for Employees		10-K	March 25, 2016	10.17
†10.17c	Form of Restricted Stock Unit Award Agreement for Non-Employees		10-K	March 25, 2016	10.17

II-5

24.1
			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Filing Date with SEC	Exhibit Number

†10.19	Employment Agreement dated as of January 1, 2011 between John R. McKowen and Two Rivers Water & Farming Company		10-K	March 30, 2011	10.1
†10.20	Employment Agreement dated as of January 1, 2011 between Wayne Harding and Two Rivers Water & Farming Company		10-K	March 30, 2011	10.3
†10.21	Real estate lease between GrowCo Partners 1, LLC and Suncanna, LLC		10-K	March 30, 2016	10.3
10.22	Equity Purchase Agreement, dated as of September 14, 2017, by and between and Two Rivers Water & Farming Company and Spotfin Funding LLC		8-K	September 18, 2017	10.1
10.23	Registration Rights Agreement, dated as of September 14, 2017, by and between Two Rivers Water & Farming Company and Spotfin Funding LLC		8-K	September 18, 2017	10.2
21.1	List of Subsidiaries of Two Rivers Water & Farming Company	X
23.1	Consent of Eide Bailey, independent registered public accounting firm	X
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on signature page)	X

†	Management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

II-6

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-7

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Colorado, as of October 4, 2017.

TWO RIVERS WATER & FARMING COMPANY

By:	/s/ Wayne Harding
Wayne Harding
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wayne Harding and Bill Gregorak, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and as of October 4, 2017.

Signature	Title

/s/ Wayne Harding	Chief Executive Officer and Chairman of the Board
Wayne Harding	(Principal Executive Officer)

/s/ Bill Gregorak	Chief Financial Officer
Bill Gregorak	(Principal Financial and Accounting Officer)

/s/ Samuel Morris	Director
Samuel Morris

/s/ Michael Harnish	Director
Michael Harnish

/s/ T. Keith Wiggins	Director
T. Keith Wiggins

/s/ Christopher Bragg	Director
Christopher Bragg

/s/ James D. Cochran	Director
James D. Cochran

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Filing Date with SEC	Exhibit Number

3.1	Restated Articles of Incorporation of Two Rivers Water & Farming Company		10-K	March 25, 2013	3.1
3.2	By-laws of Two Rivers Water & Farming Company		10-K	March 25, 2016	3.1
4.1	Specimen certificate evidencing common stock	X
5.1	Opinion of Faegre Baker Daniels LLP	X
10.1	Agreement and Plan of Merger dated as of September 14, 2010 among Two Rivers Water & Farming Company, TRWC, Inc. and Two Rivers Basin, LLC		8-K	September 22, 2010	2.1
10.2	Form of Promissory Note of Two Rivers Water & Farming Company		8-K	April 3, 2012	10.1
	Relating to Purchase Agreement regarding Orlando Reservoir No. 2:
10.3a	Purchase Agreement dated as of September 22, 2010 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.2
10.3b	First Amendment dated as of October 14, 2010 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.3
10.3c	Second Amendment dated as of November 17, 2010 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.4
10.3d	Third Amendment dated as of November 19, 2010 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.5
10.3e	Fourth Amendment dated as of January 28, 2011 between The Orlando Reservoir No. 2 Company, LLC and TRWC, Inc.		10-K/A	August 29, 2012	10.6
	Relating to acquisition of Orlando Membership Interest:
10.4a	Second Amendment dated as of September 7, 2011 among Orlando Reservoir No. 2 Company, LLC, Family Ranch Holdings, LLC, Two Rivers Water & Farming Company, TRWC, Inc., TRW Orlando Water Assets, LLC and Two Rivers Farms F-2, LLC		8-K	September 12, 2011	99.1
10.4b	Promissory Note dated as of September 7, 2011 of Orlando Reservoir No. 2 Company, LLC and TRW Orlando Water Assets, LLC issued to Family Ranch Holdings, LLC		8-K	September 12, 2011	99.2

			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Filing Date with SEC	Exhibit Number

10.5	Purchase and Supply Agreement dated as of September 21, 2011 between Aurora Organic Farms, Inc. and Two Rivers Water & Farming Company		8-K	September 22, 2011	99.1
	Relating to acquisition of assets of Dionisio Produce & Farms:
10.6a	Master Agreement dated as of April 12, 2012 among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, Russell L. Dionisio, Two Rivers Farms, LLC and TRWC, Inc.		8-K	June 16, 2012	99.2
10.6b	First Amendment dated as of April 12, 2012 to Master Agreement among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, Two Rivers Farms, LLC and TRWC, Inc.		8-K	June 16, 2012	99.3
10.6c	Second Amendment dated as of April 12, 2012 to Master Agreement among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.4
10.6d	Third Amendment dated as of April 12, 2012 to Master Agreement among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.5
10.6e	Second Closing dated as of November 2, 2012 to Master Agreement among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, Russell L. Dionisio, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.6
10.6f	Assignment of Trademark dated as of November 2, 2012 among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC and TR Bessemer, LLC		8-K	June 16, 2012	99.7
10.6g	Bill of Sale dated as of November 2, 2012 among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.8
10.6h	Promissory Note dated as of November 2, 2012 of RR Bessemer, LLC issued to R&S Dionisio Real Estate and Equipment		8-K	June 16, 2012	99.9
10.6i	Assignment of Produce Contracts among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.10
10.6j	Lease Agreement dated as of November 2, 2012 among R&S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, TR Bessemer, LLC and TRWC, Inc.		8-K	June 16, 2012	99.12

			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Filing Date with SEC	Exhibit Number

10.7	Series A Convertible Preferred Stock Purchase Agreement dated as of November 25, 2012 among Dionisio Farms & Produce, Inc., TRWC, Inc. and Investors		10-K	March 25, 2013	4.5
10.8	Conversion Agreement effective as of December 31, 2012 among Two Rivers Farms F-1, LLC, Two Rivers Water & Farming Company and Investors		10-K	March 25, 2013	4.6
10.9	Conversion Agreement effective as of December 31, 2012 among Two Rivers Farms F-2, LLC, Two Rivers Water & Farming Company and Investors		10-K	March 25, 2013	4.7
10.10	Conversion Agreement effective as of December 31, 2012 among Two Rivers Water & Farming Company and Investors		10-K	March 25, 2013	4.8
10.11	Commercial Lease Agreement dated as of August 29, 2014 between GrowCo, Inc. and Cool House Farms, LLC		8-K	September 4, 2014	10.1
10.12	Commercial Lease Agreement dated as of August 29, 2014 between GrowCo, Inc. and Mojo MJ, LLC		8-K	September 4, 2014	10.1
10.13	Real Estate Purchase Agreement dated as of September 16, 2014 between Two Rivers Water & Farming Company and Farmland Partners Inc.		8-K	September 18, 2014	10.1
	Relating to Financing of TR Capital Partners, LLC:
10.14a	Limited Liability Company Agreement dated as of January 31, 2014 among TR Capital Partners, LLC and the Members named therein		10-Q	May 14, 2014	10.1
10.14b	Membership Interest Purchase Agreement dated as of January 31, 2014 among TR Capital Partners, LLC and the Investors named therein		10-Q	May 14, 2014	10.2
10.14c	Exchange Agreement dated as of January 31, 2014 among TR Capital Partners, LLC, Two Rivers Water & Farming Company and the Holders named therein		10-Q	May 14, 2014	10.2
	Relating to 2005 Stock Option Plan:
†10.16	2005 Stock Option Plan		10-K	March 25, 2016	10.16
	Relating to 2011 Long-Term Stock Plan:
†10.17a	2011 Long-Term Stock Plan		10-K	March 25, 2016	10.17
†10.17b	Form of Restricted Stock Unit Award Agreement for Employees		10-K	March 25, 2016	10.17
†10.17c	Form of Restricted Stock Unit Award Agreement for Non-Employees		10-K	March 25, 2016	10.17

			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Filing Date with SEC	Exhibit Number

†10.19	Employment Agreement dated as of January 1, 2011 between John R. McKowen and Two Rivers Water & Farming Company		10-K	March 30, 2011	10.1
†10.20	Employment Agreement dated as of January 1, 2011 between Wayne Harding and Two Rivers Water & Farming Company		10-K	March 30, 2011	10.3
†10.21	Real estate lease between GrowCo Partners 1, LLC and Suncanna, LLC		10-K	March 30, 2016	10.3
10.22	Equity Purchase Agreement, dated as of September 14, 2017, by and between and Two Rivers Water & Farming Company and Spotfin Funding LLC		8-K	September 18, 2017	10.1
10.23	Registration Rights Agreement, dated as of September 14, 2017, by and between Two Rivers Water & Farming Company and Spotfin Funding LLC		8-K	September 18, 2017	10.2
21.1	List of Subsidiaries of Two Rivers Water & Farming Company	X
23.1	Consent of Eide Bailey, independent registered public accounting firm	X
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on signature page)	X

†	Management contract or compensatory plan or arrangement.